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                                                                EXHIBIT 10(i)

                                 INSTRUMENT OF
                           ASSIGNMENT AND ASSUMPTION
                           -------------------------

              THIS INSTRUMENT OF ASSIGNMENT AND ASSUMPTION (this "Instrument"), dated as of July 1, 1985, by and between The Cleveland-Cliffs Iron Company, an Ohio corporation ("Cliffs") and Cleveland-Cliffs Inc, an Ohio corporation ("Holding").

              KNOW ALL MEN BY THESE PRESENTS THAT Cliffs for good and valuable consideration, receipt of which is hereby acknowledged, does hereby give, grant, bargain, sell, convey, set-over, deliver, assign, transfer and confirm, to Holding, its successors and assigns all of Cliffs' right, title and interest in and to the plans, agreements, and arrangements ("Plans") of Cliffs listed on
Schedule I attached hereto and by this reference hereby incorporated herein by reference, whether or not recorded on Cliffs' books, as the same exist as of the commencement of business on the date hereof.

              TO HAVE AND TO HOLD, the Plans hereby given, granted, bargained, sold, conveyed, set-over, delivered, assigned, transferred and confirmed or intended so to be, to Holding, its successors and assigns, to or for its and their own use and benefit forever.

              To the extent that the assignment of any Plan to be assigned to Holding as herein provided shall require the consent of other parties, this Instrument shall not constitute an attempt to assign the same if an attempted
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                                     --2--

assignment without such consent would constitute a breach thereof. With respect to all such Plans, Cliffs agrees to use its best efforts to obtain the consent of the other parties thereto to the assignment thereof.

              From and after the date hereof, Holding hereby assumes all of the obligations of Cliffs relating to such Plans, and Cliffs and Holding shall, promptly upon the request of the other, execute and deliver all such documents and perform all such other acts as may be reasonably requested in order to evidence or confirm the assignment to Holding of any and all of the Plans referred to herein.

              IN WITNESS WHEREOF, The Cleveland-Cliffs Iron Company and Cleveland-Cliffs Inc have caused this Instrument of Assignment and Assumption to be executed by their respective duly authorized officers at Cleveland, Ohio, as of the date first written above.


                                        THE CLEVELAND-CLIFFS IRON COMPANY


                                        By   John S. Bowen
                                             ---------------------
                                             SENIOR VICE PRESIDENT


                                        CLEVELAND-CLIFFS INC

                                        By  S. S. McMillan
                                            ---------------
                                             VICE PRESIDENT
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                                   SCHEDULE I
                                   ----------

       1. Amendment and Restatement of Investment Credit Employee Stock Ownership Plan for The Cleveland Cliffs Iron Company and Participating Companies, dated as of July 1, 1985

       2. The Cleveland-Cliffs Iron Company - Plan for Deferred Payment of Directors' Fees, dated July 1, 1981

       3. The Cleveland-Cliffs Iron Company - Retirement Plan for Non-Employee Directors, dated June 1, 1984

       4. The Cleveland-Cliffs Iron Company - Automatic Dividend Reinvestment Plan, dated October, 1978

       5. An Opportunity to Purchase The Cleveland-Cliffs Iron Company Common Stock through Payroll Deductions